                      SECOND AMENDMENT TO CREDIT AGREEMENT

        THIS SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), is entered into as of March 17, 1997, by and between JALATE LIMITED, INC. ("Borrower"), and WELLS FARGO HSBC TRADE BANK, N.A. ("Bank").

                                    RECITALS

        WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of certain Credit Agreement dated as of June 1, 1996, (the "Agreement").

        WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Agreement and have agreed to amend the Agreement to reflect said changes.

        NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Agreement shall be amended as follows:

I. EXHIBIT A, ADDENDUM TO CREDIT AGREEMENT shall be amended by deleting in its entirety, under ADDITIONAL NEGATIVE COVENANTS, the section, "GUARANTEES", and by substituting the following therefor:

        "- GUARANTEES. Borrower will not guarantee or otherwise become liable with respect to the obligations of any other person or entity, except for endorsement of instruments for deposit into Borrower's account in the ordinary course of Borrower's business, and except for guarantees of the obligations of Linroz Manufacturing Company to General Electric Credit Corporation (arising from leases maturing June 1, 2000 and November 17,
                2000) which do not exceed in the aggregate at any one time outstanding $544,800."

II. EXHIBIT B, LOANS AGAINST IMPORTS FOR LETTERS OF CREDIT REIMBURSEMENT SUPPLEMENT, shall be amended by:

        A. deleting "$2,000,000" as the "CREDIT LIMIT", and substituting "$3,000,000", therefor;

        B. deleting "$2,000,000" as the "CREDIT SUBLIMIT", and substituting "$3,000,000", therefor;

        C. deleting "$2,000,000" as "THE AGGREGATE AMOUNT OF CREDIT EXTENSIONS OUTSTANDING UNDER THIS FACILITY AND THE FOLLOWING OTHER FACILITIES MAY NOT ANY ONE TIME EXCEED", and substituting "$3,000,000", therefor;

        D. adding to the section, "FEES: The following fees will apply to this Facility:

        "-      Borrower will pay the following documentation fee to Trade
                Bank: $1,000."; and

        E. deleting the section, "INTEREST RATE:" in its entirety and substituting the following therefor:

                "INTEREST RATE: All advances under this Facility will bear interest at the following rate:

                -   PRIME RATE:  The Prime Rate plus 0.25% per annum."

III. EXHIBIT B, SHIPPING GUARANTEES SUPPLEMENT, shall be amended by deleting "$2,000,000" as "THE AGGREGATE AMOUNT OF CREDIT EXTENSIONS OUTSTANDING UNDER THIS FACILITY AND THE FOLLOWING OTHER FACILITIES MAY NOT AT ANY ONE TIME EXCEED", and by substituting "$3,000,000", therefor.

        Except as specifically provided herein, all terms and conditions of the Agreement remain in full force and effect, without waiver or modification. All terms defined in the Agreement shall have the same meaning when used in this Amendment. This Amendment and the Agreement shall be read together as one document.

        Borrower hereby remakes all representations and warranties contained in the Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Agreement, nor any condition, act or even which with the giving of notice or the passage of time or both would constitute any such Event of Default.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.


JALATE LIMITED, INC.                    WELLS FARGO HSBC TRADE BANK, N.A.

By:     /s/ F. A. FINDLEY               By:     /s/ JAN MACY-BUESCHER
        -------------------                     ----------------------
                                                Jan Macy-Buescher
Title:  VP Finance & CFO                Title:  Vice President
        -------------------

WELLS FARGO HSBC TRADE BANK                          LOANS AGAINST IMPORTS NOTE
-------------------------------------------------------------------------------

$3,000,000                                                       March 17, 1997

FOR VALUE RECEIVED, the undersigned JALATE LIMITED, INC., A CALIFORNIA CORPORATION (jointly and severally, if the undersigned be more than one) ("Borrower") hereby promises to pay to the order of WELLS FARGO HSBC TRADE BANK, N.A. ("Bank"), when due as provided herein, at its 333 South Grand Avenue, 8th Floor, Los Angeles, CA 90071 office, in lawful money of the United States and in immediately available funds, the principal sum of Three Million Dollars ($3,000,000) or, if less, the aggregate unpaid principal amount of all advances made by Bank to Borrower from time to time, as evidenced on the records of Bank, together with interest thereon as hereinafter provided.

Borrower may from time to time from the date of this Note up to and including May 31, 1997, borrow and partially or wholly repay its outstanding advances, and reborrow, subject to all of the limitations, terms and conditions of this Note and of that certain Credit Agreement between Borrower and Trade Bank dated as of June 1, 1996, as amended from time to time ("Credit Agreement") executed in connection with or governing this Note; provided that the total advances made under this Note shall not exceed the principal amount stated above. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for any Borrower, which balance may be endorsed hereon from time to time by the holder.

The principal amount and maturity of each advance shall be agreed upon by Borrower and Bank prior to the making of each advance, and such terms, together with the applicable interest rate of each advance and all payments of principal and interest made on this Note shall be inscribed by Bank on its records. Each advance shall be payable on the earlier of (i) the due date thereof, as inscribed by Bank on its records, or (ii) 60 days after the date of such advance is made. All payments shall be made free of any setoff, counterclaims or withholdings. Each entry set forth on Bank's records shall be the prima facie evidence of the facts so set forth. No failure by Bank to make, or no error by Bank in making, any inscription on its records shall affect Borrower's obligation to repay the full principal amount advanced by Bank to or for the account of Borrower, or Borrower's obligation to pay interest thereon at the agreed upon rate.

Each advance shall bear interest at the Prime Rate (defined herein) plus one-quarter of one percent (.25%). Interest will be calculated for each day at 1/360th of the applicable per annum rate, which will result in a higher effective annual rate. Accrued interest shall be payable at such times and dates as shall be agreed upon by Borrower and Bank prior to the making of each advance and evidenced on the records of Bank, provided that, all accrued interest on an advance shall be due and payable at the maturity (by acceleration or otherwise) of such advance. After maturity, whether by acceleration or otherwise, accrued interest shall be payable on demand. "Prime Rate" means the rate of interest most recently announced by Wells Fargo Bank, N.A. at its principal office in San Francisco, California as its "Prime Rate", with the understanding that the Prime Rate is one of Wells Fargo Bank's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo Bank may designate. Any change in an interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. of the Banking Day on which each change in the Prime Rate is announced by Wells Fargo Bank.

Advances hereunder, to the total amount of the principal sum stated above and up to and including the date set forth in the preceding paragraph, may be made by the holder at the oral or written request of Frederick A. Findley, Vinton Bacon, any one acting alone, who are authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above, or (b) any person, with respect to advances deposited to the credit of any account of any Borrower with the holder, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of each Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by any Borrower.

Upon the occurrence of any Event of Default as defined in the Credit Agreement, the holder of this Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are expressly waived by each Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Each Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, and including any of the foregoing incurred in connection with any bankruptcy proceeding relating to any Borrower.

Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

This Note shall be governed by and construed in accordance with the laws of the State of California, except to the extent Bank has greater rights or remedies under Federal law, whether as a national bank or otherwise, in which case such choice of California law shall not be deemed to deprive Bank of any such rights and remedies as may be available under Federal law.

This Note supersedes and replaces that certain Loans Against Imports Note dated June 1, 1996.


                                                "BORROWER"

                                        JALATE LIMITED, INC.


                                        By:  /s/ FREDERICK A. FINDLEY
                                           -------------------------------------

                                        Title:  V.P. Finance & CFO
                                              ----------------------------------

                                        Borrower's Address:
                                        6557 Flotilla
                                        City of Commerce, CA  90040




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